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                                                                    EXHIBIT 99.1

                   EXMARK MANUFACTURING COMPANY INCORPORATED

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     H. John Smith, Ray Rickard and Roger Smith, or any of them, are hereby appointed attorneys-in-fact and proxies of the undersigned, each with the power of substitution, to attend, vote and act for the undersigned at the special meeting of shareholders of Exmark Manufacturing Company Incorporated ("Exmark") to be held at Exmark's corporate offices, 2101 Ashland Avenue, Beatrice, Nebraska 68310, on ______, 1997, and at any postponement or adjournment thereof, and in connection therewith to present and vote all of the shares of common stock, $10.00 par value, of Exmark ("Exmark Common Stock") and all of the shares of preferred stock, $40.00 par value ("Exmark Preferred Stock") that the undersigned would be entitled to vote as follows:

1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time, the "Merger Agreement"), dated as of October 23, 1997, by and among Exmark, The Toro Company, a Delaware corporation ("Toro"), and EMCI Acquisition Corp., a Nebraska corporation and wholly owned subsidiary of Toro ("Merger Subsidiary"), pursuant to which, among other things, Merger Subsidiary will merge with and into Exmark (the "Merger"), with Exmark continuing as the surviving corporation (the "Surviving Corporation"). If the Merger Agreement is approved and the Merger becomes effective, then, except for shares of Exmark capital stock with respect to which dissenters' rights have been properly exercised and shares of Exmark capital stock issued and outstanding prior to the effective time of the Merger that are owned by Toro, Exmark or Merger Subsidiary, (1) each issued and outstanding share of Exmark Common Stock will be converted into and become a right to receive (a) cash and shares of common stock, $1.00 par value, of Toro ("Toro Common Stock") representing the Initial Per Share Payment Consideration (as defined in the Merger Agreement) and (b) one Common/Preferred Contingent Payment Right (as defined in the Merger Agreement), (2) each issued and outstanding share of Exmark Preferred Stock shall be converted into and become a right to receive (a) four times the Initial Per Share Payment Consideration and (b) four Common/Preferred Contingent Payment Rights, (3) each issued and outstanding share of Class B preferred stock, $.01 par value, of Exmark ("Exmark Class B Stock") shall be converted into and become a right to receive (a) one-tenth of a share of Toro Common Stock and
     (b) one Class B Contingent Payment Right (as defined in the Merger Agreement), and (4) each issued and outstanding share of Class C preferred stock, $.01 par value, Exmark ("Exmark Class C Stock") shall be converted into and become a right to receive the Initial Per Share Payment Consideration. The terms of the Merger Agreement are described in more detail in the Proxy Statement/Prospectus.

     Abstain        For         Against

 2. To consider and vote upon a proposal to adopt amended and restated articles of incorporation, which authorize the issuance of the Exmark Class B Stock and the Exmark Class C Stock and clarifies the four-to-one distribution preference associated with the Exmark Preferred Stock.

     Abstain        For         Against

3. To consider and vote upon a proposal to approve the payment in connection with the Merger of signing bonuses to H. John Smith and Ray Rickard. Such bonuses will be paid by Toro in cash in the aggregate amount of $2,075,000 in connection with the execution of employment agreements, which employment agreements also will include noncompete covenants.

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     Abstain        For         Against

4.   To consider and vote upon a proposal to ratify the appointment of
     H. John Smith, Ray Rickard and Roger Smith as the initial stockholders' representatives as described in the Merger Agreement.

     Abstain        For         Against

5. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     IF THIS PROXY IS DULY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED, AND WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED ABOVE. IF NO INSTRUCTION IS SPECIFIED, THE PROXY WILL BE VOTED FOR ITEMS 1 TO 4.

     The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to such Exmark Common Stock or Exmark Preferred Stock and hereby ratifies and confirms all action that said attorneys-in-fact and proxies, their substitutes, or any of them, may have lawfully taken by virtue thereof.

Dated:  ______________, 1997           ___________________________________


                                       ___________________________________
                                       Signature(s) of Stockholder

     This proxy should be signed exactly as your name appears on the stock certificates or stock register. Joint owners should both sign. If signed by an attorney, executor, guardian or in some other capacity or as officer of a corporation, please add title as such.

                   PLEASE COMPLETE, DATE AND SIGN THIS PROXY
                    AND RETURN IT IN THE ENCLOSED ENVELOPE.